UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/24/2007

CV THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21643

Delaware	43-1570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

Press Release dated April 24, 2007

On May 24, 2007, CV Therapeutics, Inc. (the "Company") publicly disseminated a press release announcing that it is lowering its annual operating expense guidance by approximately $75 million. Prior operating expense guidance for the calendar year 2007 was $275 to 285 million. The Company now estimates that operating expenses for the next four quarters (Q3 2007 to Q2 2008) will total $200 to 210 million. These planned savings will be realized primarily through significant reorganization and optimization of the Company's field sales organization, enhanced focus of R&D activities and substantial reductions in SG&A spending, and have been achieved through a combination of reductions in field and headquarters personnel and outside expenses. The reorganization of the Company's commercial operations is intended to maximize profitability on a territory-by-territory basis, while retaining the ability to capitalize on potential continued growth in Ranexa revenues. Based on this optimized sales alignment, which eliminated or consolidated a number of unprofitable territories, most new territories will be profitable immediately after the reorganization. The Company will now have approximately 140 sales territories, compared to approximately 250 sales territories previously.

The foregoing description is qualified in its entirety by reference to the Company's press release dated May 24, 2007, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Financial Update

On May 24, 2007, the Company announced that with the changes being made to lower the Company's operating expenses going forward and to reorganize and optimize its commercial organization, the Company expects that its existing financial resources should provide the Company with net operating cash for over two years, assuming that Ranexa prescriptions grow only at the rate that occurred prior to the publication of the MERLIN TIMI-36 study results in April 2007, and assuming that the Company's regadenoson product candidate is approved for marketing by the FDA in 2008 and provides modest royalties to the Company under its licensing arrangement with Astellas Pharma US, Inc. relating to this program. The Company also announced that as part of these changes it has reduced R&D expenditures by almost 20%, or $15 to 20 million on an annual basis, after having previously announced that its R&D expenses for 2007 would be approximately $30 million lower than in 2006 due to the completion of the MERLIN TIMI-36 study results.

       * * * * *

Forward-Looking Statements. Except for the historical information contained herein, the matters set forth in this report, including statements as to research and development and commercialization of products, are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including regulatory review and approval of our products; special protocol assessment agreement; the conduct, timing and results of clinical trials; commercialization of products; market acceptance of products; product labeling; and other risks detailed from time to time in CV Therapeutics' SEC reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, as may be updated from time to time by our future filings under the Exchange Act. CV Therapeutics disclaims any intent or obligation to update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

99.1 Press Release dated May 24, 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS, INC.

Date: May 25, 2007	By:	/s/ TRICIA BORGA SUVARI
TRICIA BORGA SUVARI
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated May 24, 2007.